UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2016

PROPEL MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55360	47-2133177
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2010 Main Street, Suite 900, Irvine, California 92614

(Address of Principal Executive Offices) (Zip Code)

(949) 251-0640

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On December 23, 2016, Propel Media, Inc. (the “Company”), certain of its subsidiaries as “Borrowers” and certain other of its subsidiaries as “Guarantors” entered into an amendment (the “Amendment”) to that certain financing agreement, dated as of January 28, 2015 (“Financing Agreement”), with certain financial institutions as “Lenders,” HPS Investment Partners, LLC, as collateral agent for the Lenders, and PNC Bank, National Association, as a Lender and administrative agent for the Lenders. Pursuant to the Amendment, the “Total Leverage Ratio” (as defined in the Financing Agreement) under the Financing Agreement was increased from 2.98:1.00 to 3.25:1.00 for December 31, 2016.

The description of the Amendment is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached to this Form 8-K as an exhibit and is incorporated herein by reference.

Item 9.01.        Financial Statement and Exhibits.

(d)     Exhibits:

Exhibit	Description

10.1	Amendment No. 1 to Financing Agreement by and among Propel Media, Inc. and each subsidiary listed as a borrower on the signature pages thereto, as Borrowers, each subsidiary of Propel Media, Inc. listed as a guarantor on the signature pages thereto, as Guarantors, the lenders from time to time party thereto, as Lenders, HPS Investment Partners, LLC, as Collateral Agent, and PNC Bank, National Association, as a Lender and Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2016

PROPEL MEDIA, INC.

By:	/s/ Marv Tseu
Name: Marv Tseu
Title: Chief Executive Officer

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